UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2015
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of organization)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In April 2014, Ford Motor Company (“Ford”) and Ford Motor Credit Company LLC (“Ford Credit”) entered into a Relationship Agreement (the “Relationship Agreement”) relating to Ford Credit’s long-standing business practices with Ford, which was filed as an exhibit to Ford Credit’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014. On April 30, 2015, Ford and Ford Credit amended and restated the Relationship Agreement (the “Amended and Restated Relationship Agreement”) to, among other things, allocate commitments under the Chinese renminbi sub-facility of Ford’s Third Amended and Restated Credit Agreement dated as of April 30, 2015 (the “Credit Agreement”) to Ford Credit on an irrevocable and exclusive basis, in addition to the $2 billion of commitments previously allocated to Ford Credit. For details on the increased allocation of commitments under the Credit Agreement, see paragraph 10 of the Amended and Restated Relationship Agreement, which is attached hereto as Exhibit 10 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10	Amended and Restated Relationship	Filed with this Report
Agreement between Ford Motor Company
and Ford Motor Credit Company LLC
dated April 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)

Date: May 1, 2015	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 10	Amended and Restated Relationship
Agreement between Ford Motor Company
and Ford Motor Credit Company LLC
dated April 30, 2015